UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2019 diamedica therapeutics inc.

(Exact name of registrant as specified in its charter)

British Columbia	001-36291	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Carlson Parkway, Suite 260 Minneapolis, Minnesota	55447
(Address of principal executive offices)	(Zip Code)

(763) 496-5454

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting common shares, no par value per share	DMAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

DiaMedica Therapeutics Inc. Short-Term Incentive Plan

On June 20, 2019, the Board of Directors (the “Board”) of DiaMedica Therapeutics Inc. (the “Company”), upon recommendation of the Compensation Committee (the “Compensation Committee”), approved the DiaMedica Therapeutics Inc. Short-Term Incentive Plan (the “STI Plan”), which is intended to serve as the Company’s short-term incentive plan beginning with the year ending December 31, 2019. The primary purpose of the STI Plan is to align the interests of our officers and employees and shareholders by providing an incentive for the achievement of corporate and individual performance goals that are critical to the success of the Company and linking a significant portion of their annual compensation to the achievement of such goals. The Compensation Committee will administer the STI Plan with respect to officer participants and the Chief Executive Officer of the Company will administer the STI Plan with respect to all other participants.

Under the STI Plan, the Compensation Committee will establish for each performance period corporate performance goals for all participants and individual performance goals for certain participants. All corporate and individual performance goals will be weighted for each participant, with areas of critical importance weighted most heavily. Weightings may differ from participant to participant and from performance period to performance period. For any performance period, the Compensation Committee may establish one or more threshold corporate or individual performance goals that must be achieved at a certain minimum level in order for any bonus payout to occur for all or certain participants for such performance period.

Under the STI Plan, each officer has a target incentive that is expressed as a percentage of the officer’s base salary. The following are the target incentives for each executive officer named in the Summary Compensation Table of the proxy statement for the Company’s most recent annual general meeting of shareholders:

Name	Percentage of Base Salary
Rick Pauls	50%
Scott Kellen	30%
Todd Verdoorn	30%

Payouts under the STI Plan will be made in cash, or if the Compensation Committee so determines, Company common shares. Any shares issued under the STI Plan would be issued as stock-based awards under the DiaMedica Therapeutics Inc. 2019 Omnibus Incentive Plan. Each participant must be employed by the Company or a subsidiary through the date on which payouts are made under the STI Plan in order to be eligible to receive a payout under the STI Plan.

The foregoing description of the STI Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the STI Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Corporate and Individual Performance Goals under the STI Plan for 2019

On June 20, 2019, the Compensation Committee approved corporate and individual performance goals for the Company’s officers for the year ending December 31, 2019 as contemplated under the STI Plan. Officer payouts under the STI Plan for 2019 will be based on the achievement of four pre-established corporate performance objectives that relate to clinical milestones and, in the cases of certain officers, certain pre-established individual performance objectives that relate to their respective responsibilities.

Form of Award Agreements under the DiaMedica Therapeutics Inc. 2019 Omnibus Incentive Plan

On June 20, 2019, the Compensation Committee approved form of award agreements representing awards to be granted to officers or directors under the DiaMedica Therapeutics Inc. 2019 Omnibus Incentive Plan. These form of award agreements are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1	DiaMedica Therapeutics Inc. Short-Term Incentive Plan (filed herewith)
10.2	Form of Option Award Agreement under the DiaMedica Therapeutics Inc. 2019 Omnibus Incentive Plan (filed herewith)
10.3	Form of Restricted Stock Unit Award Agreement under the DiaMedica Therapeutics Inc. 2019 Omnibus Incentive Plan (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMEDICA THERAPEUTICS INC.

By:	/s/ Scott Kellen
Scott Kellen
Chief Financial Officer and Secretary

Dated: June 21, 2019